Exhibit 10.23

SPROUT SOCIAL, INC.
SIXTH AMENDED AND RESTATED VOTING AGREEMENT

i

SPROUT SOCIAL, INC.
SIXTH AMENDED AND RESTATED VOTING AGREEMENT
THIS SIXTH AMENDED AND RESTATED VOTING AGREEMENT (this “Agreement”) is made and entered into as of December 13, 2018 (the “Effective Date”), by and among SPROUT SOCIAL, INC., a Delaware corporation (the “Company”), those certain holders of the Company’s Common Stock (the “Common Stock”) listed on Exhibit A hereto (each a “Common Holder” and together the “Common Holders”), the persons and entities listed on Exhibit B hereto (each an “Investor” and together the “Investors”), and Future Fund Investment Company No.4 Pty Ltd (ACN 134 338 908), an Australian proprietary company (the “FF Beneficial Investor”). The Common Holders and the Investors are referred to collectively in this Agreement as the “Stockholders” and each individually without distinction as a “Stockholder.”
WITNESSETH
WHEREAS, concurrently with the execution of this Agreement, certain of the Investors are purchasing shares of the Company’s Series D Preferred Stock (the “Series D Preferred”) pursuant to that certain Series D Preferred Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith (the “Financing”);
WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement;
WHEREAS, certain of the Investors (the “Prior Investors”) are holders of the Company’s Series A Preferred Stock (the “Series A Preferred”), the Company’s Series A-1 Preferred Stock (the “Series A-1 Preferred”), the Company’s Series B Preferred Stock (the “Series B Preferred”), the Company’s Series B-1 Preferred Stock (the “Series B-1 Preferred”), and the Company’s Series C Preferred Stock (the “Series C Preferred” and, together with the Series A Preferred, the Series A-1 Preferred, the Series B Preferred, the Series B-1 Preferred and the Series D Preferred, the “Preferred Stock”);
WHEREAS, the Prior Investors and the Common Holders are parties to a Fifth Amended and Restated Voting Agreement, dated as of December 8, 2017 (the “Prior Agreement”);
WHEREAS, the parties to the Prior Agreement desire to amend and restate the Prior Agreement and to accept the rights and covenants hereof in lieu of their rights and covenants under the Prior Agreement; and
WHEREAS, in connection with the consummation of the Financing, the Company, the Common Holders, the Investors and the FF Beneficial Investor have agreed to provide for the future voting of their shares of the Company’s capital stock as set forth herein.
NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.	VOTING.
1.1    Common Holder Shares; Investor Shares.
(a)    Each Common Holder agrees to hold all shares of voting capital stock of the Company registered in its respective name or beneficially owned by it as of the date hereof and any and all other securities of the Company legally or beneficially acquired by such Common Holder after the date hereof (collectively, the “Common Holder Shares”) subject to, and to vote the Common Holder Shares in accordance with, the provisions of this Agreement.
(b)    Each Investor and the FF Beneficial Investor agrees to hold all shares of voting capital stock of the Company (including, but not limited to, all shares of Common Stock issued or issuable upon conversion of the Preferred Stock) registered in its respective name or beneficially owned by it as of the date hereof and any and all other securities of the Company legally or beneficially acquired by such Investor and the FF Beneficial Investor after the date hereof (collectively, the “Investor Shares”; together with the Common Holder Shares, the “Shares”) subject to, and to vote the Investor Shares in accordance with, the provisions of this Agreement.
1.2    Election of Board of Directors.
(a)    Each Stockholder agrees to take all actions necessary within such Stockholder’s control (whether in such person’s capacity as a stockholder, director or officer of the Company or otherwise), including, but not limited to, the voting of its respective Shares, the execution of written consents, the calling of special meetings, the removal of directors, the filling of vacancies on the Board, the waiving of notice of and the attendance at meetings, so as to cause (i) the authorized size of the Board to be set and remain at seven (7) directors, and (ii) the Board to be at all times comprised of:
(A)    one (1) director designated by the holders of a majority of the shares of Common Stock issued or issuable upon conversion of the Series C Preferred (the “Series C Director”), which individual shall initially be Jason Kreuziger;
(B)    one (1) director designated by the holders of a majority of the Series B Preferred (the “Series B Director” and, collectively with the Series C Director, the “Preferred Directors”), which individual shall initially be Peter Barris;
(C)    two (2) directors designated by the holders of a majority of the Common Stock, which individuals shall initially be Justyn Howard and Aaron Rankin; and
(D)    three (3) independent directors that are not employees of, or otherwise engaged in the day-to-day management of, the Company and designated by the holders of at least (i) fifty percent (50%) of the Preferred Stock (voting together as a single class on an as-converted basis) and (ii) a majority of the Common Stock, one of which

Board seats shall initially be filled by Victor Pascucci III and two of which Board seats shall initially be vacant.
(b)    Any vote taken to remove any director elected pursuant to Section 1.2(a)(ii), or to fill any vacancy created by the resignation, removal or death of a director elected pursuant to Section 1.2(a)(ii), shall also be subject to the provisions of Section 1.2(a)(ii). Upon the request of any party entitled to designate a director as provided in Section 1.2(a)(ii), each Stockholder agrees to vote its respective Shares for the removal of such director.
(c)    Each Stockholder agrees to take all actions necessary within such Stockholder’s control (whether in such person’s capacity as a stockholder, director or officer of the Company or otherwise), including, but not limited to, the voting of its respective Shares, the execution of written consents, the calling of special meetings, the removal of directors, the filling of vacancies on the Board, the waiving of notice of and the attendance at meetings, so as to cause each subsidiary of the Company and each committee of the Board and the board of directors of each subsidiary of the Company to include the persons specified in Section 1.2(a)(ii).
(d)    The Company shall hold meetings of the Board periodically but not less often than once in any three (3) month period.
(e)    At all meetings of the Board, directors entitled to cast a majority of the votes of the entire Board shall constitute a quorum for the transaction of business and the act of directors entitled to cast a majority of the votes present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided in the General Corporation Law of the State of Delaware or by the Company’s Seventh Amended and Restated Certificate of Incorporation (as amended or restated from time to time, the “Restated Certificate”). Notwithstanding the foregoing, a quorum shall not be present for the transaction of business unless the Series C Director shall be present at the meeting of the Board; provided, that in the event that the Series C Director seat is vacant or the Series C Director fails to be present at a meeting of the Board that has been duly called and for which two (2) business days’ prior written notice, including a reasonably detailed meeting agenda, has been provided, then the presence of the Series C Director shall not be required for a quorum to be present at such meeting provided that any corporate action taken at such meeting is limited to those actions described in such agenda. If a quorum shall not be present at any meeting of the Board, then the directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
(f)    The Company will promptly pay or reimburse the directors for all reasonable out-of-pocket expenses incurred in connection with attending board or committee meetings of the Company or its subsidiaries or in performing their duties as directors of the Company or its subsidiaries (including expenses incurred in performing their duties as members of committees of the Board or the board of directors of any of its subsidiaries).
1.3    No Liability for Election of Recommended Director. None of the parties hereto and no officer, director, stockholder, partner, employee or agent of any party makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Board by virtue of such party’s execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.
1.4    Legend.
(a)    Concurrently with the execution of this Agreement, there shall be imprinted or otherwise placed on certificates representing the Shares the following restrictive legend (the “Legend”):

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH VOTING AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.”

(b)    The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance of otherwise), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate issued to represent Shares theretofore represented by a certificate carrying the Legend. If at any time or from time to time any Stockholder holds any certificate representing shares of the Company’s capital stock not bearing the aforementioned Legend, such Stockholder agrees to deliver such certificate to the Company promptly to have such Legend placed on such certificate.
1.5    Successors; Transfers. The provisions of this Agreement shall be binding upon the successors in interest to any of the Shares. Except in the case of a transfer or assignment by the Northern Trust Company (ABN 62 126 279 918) in its capacity as custodian for the FF Beneficial Investor (the “FF Investor”) or the FF Beneficial Investor to any FF Permitted Transferee (as defined in that certain side letter agreement, dated even date herewith, between the Company, the FF Investor and the FF Beneficial Investor (the “Future Fund Side Letter”)) (the “FF Permitted Transferee”), the Company shall not permit the transfer of any of the Shares on its books or issue a new certificate representing any of the Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person were a Common Holder or Investor, as applicable.
1.6    Other Rights. Except as provided by this Agreement or any other agreement entered into in connection with the Financing, each Stockholder (and in the case of the FF Investor, the FF Beneficial Investor) shall exercise the full rights of a holder of capital stock of the Company with respect to the Shares.

1.7    Drag-Along Right.
(a)    A “Sale of the Company” shall mean either: (i) a transaction or series of related transactions in which a person, or a group of related persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company (a “Stock Sale”); or (ii) a transaction that qualifies as, or is deemed, a “Liquidation Event” or “Acquisition” each as defined in the Restated Certificate.
The “Requisite Parties” shall mean (A) the Board, (B) the holders of a majority of the outstanding shares of Preferred Stock and Common Stock, voting together as a single class on an as-converted basis, (C) the holders of a majority of the outstanding shares of Series C Preferred, voting as a separate class (provided that, in the case of a Series C Qualified Sale (as defined in the Restated Certificate), the consent of the holders of a majority of the outstanding shares of Series C Preferred, voting as a separate class, shall not be required unless the nature and identity of a purchaser in such Series C Qualified Sale poses a reputational risk to a holder of Series C Preferred, as determined in good faith by the Series C Director exercising fiduciary duties; it being acknowledged that a purchaser that is merely a competitor of a holder of Series C Preferred shall not be deemed to pose any such reputational risk), and (D) the holders of a majority of the outstanding shares of Series D Preferred, voting as a separate class (provided that, in the case of a Series D Qualified Sale (as defined in the Restated Certificate), the consent of the holders of a majority of the outstanding shares of Series D Preferred, voting as a separate class, shall not be required).
(b)    In the event that the Requisite Parties approve a Sale of the Company (an “Approved Sale”), then each Stockholder agrees as follows:
(A)    if the Approved Sale requires stockholder approval, to vote (in person, by proxy or by action by written consent, as applicable) all Shares held by such Stockholder in favor of and adopt such Approved Sale without limiting Section 3.18, to raise no objections to such Approved Sale, and to waive and refrain from exercising any dissenters rights, appraisal rights or similar rights in connection with such Approved Sale;
(B)    if the Approved Sale is structured as a Stock Sale, to sell its Shares on the terms and conditions approved by the Requisite Parties; subject to the proviso in Section 1.7(b)(C) below and provided, in each case, that such terms do not provide that such Stockholder would receive as a result of such Approved Sale less than the amount that would be distributed to such Stockholder in the event the proceeds of such Approved Sale of the Company were distributed in accordance with the liquidation preferences set forth in Restated Certificate;
(C)    subject to Section 1.7(c) below, (i) to execute and deliver all related documentation and take such other action in support of the Approved Sale as shall reasonably be requested by the Company or the Requisite Parties in order to carry out the terms and provisions of this Section 1.7, including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents, and (ii) to take all necessary and desirable actions approved by the Requisite Parties to effectuate the allocation and distribution of the aggregate consideration upon the Approved Sale; provided, that neither the FF Investor nor the FF Beneficial Investor shall be required to execute or deliver any document pursuant to this Section 1.7(b) unless such document contains a limitation of liability provision substantially in the form of Section 3.18.
(c)    Notwithstanding the foregoing, a Stockholder (which, for the purposes of this Section 1.7(c), includes the FF Beneficial Investor) will not be required to comply with Section 1.7(b) above in connection with any proposed Sale of the Company (the “Proposed Sale”) unless:
(A)    any representations and warranties to be made by such Stockholder in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Shares, including, but not limited to, representations and warranties that (i) the Stockholder holds all right, title and interest in and to the Shares such Stockholder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Stockholder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Stockholder have been duly executed by the Stockholder and delivered to the acquirer and are enforceable against the Stockholder in accordance with their respective terms and (iv) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the Stockholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement, law or judgment, order or decree of any court or governmental agency;
(B)    the Stockholder shall not be liable for the inaccuracy of any representation or warranty made by any other person in connection with the Proposed Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders);
(C)    the liability for indemnification, if any, of such Stockholder in the Proposed Sale and for the inaccuracy of any representations and warranties made by the Company in connection with such Proposed Sale, is several and not joint with any other person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders), and is pro rata in proportion to the amount of consideration paid to such Stockholder in connection with such Proposed Sale (in accordance with the provisions of the Restated Certificate);
(D)    liability shall be limited to such Stockholder's applicable share (determined based on the respective proceeds payable to each Stockholder in connection with such Proposed Sale in accordance with the provisions of the Restated Certificate) of a negotiated aggregate indemnification amount that applies equally to all Stockholders but that in no event exceeds the amount of consideration otherwise payable to such Stockholder in connection with such Proposed Sale, except with respect to claims related to fraud by such Stockholder, the liability for which needs not be limited as to such Stockholder;
(E)    upon the consummation of the Proposed Sale, (i) each holder of each class or series of the Company’s stock will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of stock, (ii) each holder of a series of Preferred Stock will receive the same amount of consideration per share of such series of Preferred Stock as is received by other holders in respect of their shares of such same series, (iii) each holder of Common Stock will receive the same amount of consideration per share of the Common Stock as is received by other holders in respect of their shares of the Common Stock, and (iv) unless the holders of a majority of the Preferred Stock, voting together as a single class on an as-converted basis, elect otherwise by written notice given to the Company at least ten (10) days prior to the effective date of any such Proposed Sale, the aggregate consideration receivable by all holders of the Preferred Stock and the Common Stock shall be allocated among the holders of the Preferred Stock and the Common Stock on the basis of the relative liquidation preferences to which the holders of the Preferred Stock and the holders of the Common Stock are entitled in a Liquidation Event (assuming for this purpose that the Proposed Sale is a Liquidation Event) in accordance with the Restated Certificate in effect immediately prior to the Proposed Sale;
(F)    the Stockholder shall not be required to amend, extend, enter into or terminate any contractual or commercial relationship, arrangement or agreement in connection with the Proposed Sale, other than agreements related to the purchase or ownership of the Shares;
(G)    the Stockholder shall not be shall not be obligated to make any out of pocket expenditure prior to the consummation of the Proposed Sale (excluding modest expenditures for postage, copies, etc.) and shall not be obligated to pay any expenses incurred in connection with a consummated sale of the Company, except indirectly to the extent such costs are incurred for the benefit of all stockholders and are paid by the Company or the acquiring party; provided, however, that costs incurred by or on behalf of any Stockholder for its sole benefit will not be considered costs of Proposed Sale;
(H)    subject to clause (E) above, requiring the same form of consideration to be available to the holders of any single class or series of capital stock, if any holders of any capital stock of the Company are given an option as to the form and amount of consideration to be received as a result of the Proposed Sale, all holders of such capital stock will be given the same option; and

(I)    no Investor (other than Investors that are employees of the Company) shall be required in connection with the Approved Sale to agree to (i) any covenant not to compete with any party or (ii) any covenant not to solicit customers, employees or suppliers of any party.
1.8    Irrevocable Proxy. To secure each Stockholder’s obligations to vote the Shares in accordance with this Agreement, each Stockholder hereby appoints the President and the Secretary of the Company, or either of them from time to time, or their designees, as such Stockholder’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to vote all of such Stockholder’s Shares as set forth in this Agreement and to execute all appropriate instruments consistent with this Agreement on behalf of such Stockholder if, and only if, such Stockholder fails to vote all of such Stockholder’s Shares or execute such other instruments in accordance with the provisions of this Agreement within five (5) days of the Company’s or any other party’s written request for such Stockholder’s written consent or signature. The proxy and power granted by each Stockholder pursuant to this Section 1.8 are coupled with an interest and are given to secure the performance of such party’s duties under this Agreement. Each such proxy and power will be irrevocable for the term hereof. The proxy and power, so long as any party hereto is an individual, will survive the death, incompetency and disability of such party or any other individual holder of the Shares and, so long as any party hereto is an entity, will survive the merger or reorganization of such party or any other entity holding any Shares. Notwithstanding anything to the contrary contained in this Agreement, this Section 1.8 shall not apply to (i) Broad Street Principal Investments, L.L.C. (“Broad Street”) and its affiliates without the prior written approval of Broad Street, or (ii) the FF Investor, the FF Beneficial Investor or any FF Permitted Transferee without the prior written consent of the FF Investor and the FF Beneficial Investor.
1.9    Restrictions on Sales of Control of the Company. No Stockholder (which, for the purposes of this Section 1.9, includes the FF Beneficial Investor) shall be a party to any Stock Sale unless all holders of Preferred Stock are allowed to participate in such transaction and the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in the Restated Certificate (as if such transaction were deemed a Liquidation Event thereunder), unless (a) the holders of a majority of the Preferred Stock, voting together as a single class, (b) the holders of a majority of the Series C Preferred, voting as a separate class, and (c) the holders of a majority of the Series D Preferred, voting as a separate class, elect otherwise by written notice given to the Company prior to the effective date of any such transaction or series of related transactions.

2.	TERM.
2.1    Termination of Agreement.
(a)    The provisions of this Agreement, other than Sections 1.2(a)(ii)(A) (and the remainder of Section 1.2 as it relates to Section 1.2(a)(ii)(A)), 2.1 and 3.5, shall continue in full force and effect from the date hereof through the earliest of the following dates:
(i)    the date of the closing of a firmly underwritten public offering of the Common Stock pursuant to a registration statement filed with the

Securities and Exchange Commission, and declared effective under the Securities Act of 1933, as amended, that results in the Preferred Stock being converted into Common Stock;
(ii)    the date of the closing of an Acquisition, as defined in the Restated Certificate as in effect as of the Effective Date; or
(iii)    the date as of which the parties hereto terminate this Agreement by written consent of (A) the holders of a majority of the shares of Preferred Stock, voting together as a single class on an as-converted basis, (B) the holders of a majority of Series C Preferred, voting as a separate class, and (C) the holders of a majority of Series D Preferred, voting as a separate class.
(b)    Section 1.2(a)(ii)(A) (and the remainder of Section 1.2 as it relates to Section 1.2(a)(ii)(A)), Section 2.1 and Section 3.5 of this Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates: (x) the date of the closing of an Acquisition, as defined in the Restated Certificate as in effect as of the Effective Date, and (y) the date as of which the parties hereto terminate this Agreement by written consent of (A) the holders of a majority of the shares of Preferred Stock, voting together as a single class on an as-converted basis, (B) the holders of a majority of the shares of Common Stock issued or issuable upon conversion of the Series C Preferred, voting as a separate class, and (C) the holders of a majority of the shares of Common Stock issued or issuable upon conversion of the Series D Preferred, voting as a separate class.

3.	MISCELLANEOUS.
3.1    Ownership. Each Common Holder represents and warrants to the Investors, the FF Beneficial Investor and the Company that (a) such Common Holder now owns its Common Holder Shares free and clear of liens or encumbrances, and has not, prior to or on the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than one which has expired or terminated prior to the date hereof, and (b) such Common Holder has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Common Holder enforceable in accordance with its terms. Each Investor (and in the case of the FF Investor, the FF Beneficial Investor) represents and warrants to the other Investors and the Company that (x) such Investor now owns, or will own upon the Closing (as defined in the Purchase Agreement), its Investor Shares, free and clear of liens or encumbrances, and has not, prior to or on the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than one which has expired or terminated prior to the date hereof, and (y) such Investor has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Investor enforceable in accordance with its terms.
3.2    Transfers; Further Action. Each transferee or assignee of any Common Holder Shares or Investor Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee or assignee shall have complied with the terms of this Section 3.2. If and whenever any Common Holder Shares are sold, the Common Holders or the personal representative of the Common Holders shall do all things and execute and deliver all documents and make all transfers, and cause any transferee of the Common Holder Shares to do all things and execute and deliver all documents, as may be necessary to consummate such sale consistent with this Agreement.
3.3    Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.
3.4    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as such laws are applied to agreements among Delaware residents entered into and performed entirely within the State of Delaware, without reference to the conflict of laws provisions thereof.
3.5    Amendment or Waiver. This Agreement may be amended or modified (or provisions of this Agreement waived) only upon the written consent of (a) the Company, (b) the holders of a majority of the Preferred Stock, voting together as a single class on an as-converted basis, (c) the holders of a majority of the shares of Common Stock issued or issuable upon conversion of the Series C Preferred, voting as a separate class, (d) the holders of a majority of the shares of Common Stock issued or issuable upon conversion of the Series D Preferred, voting as a separate class, and (e) the holders of a majority of the Common Holder Shares, voting as a separate class (excluding any Employee Holder whose employment or engagement with the Company as an employee, officer or consultant has been terminated, provided that, in the case of either Justyn Howard or Aaron Rankin, the foregoing limitation shall not apply unless he (i) ceases to be employed or engaged by the Company as an employee, officer or consultant and (ii) holds less than 1,000,000 shares of Common Stock). Any amendment or waiver so effected shall be binding upon the Company, each of the parties hereto, and any assignee of any such party; provided, however, that notwithstanding the foregoing, (w) Section 1.2(a)(ii)(B) of this Agreement shall not be amended or waived without the written consent of the holders of a majority of the Series B Preferred, (x) Section 1.2(a)(ii)(A) or Section 2.1 of this Agreement shall not be amended or waived without the written consent of the holders of a majority of the shares of Common Stock issued or issuable upon conversion of the Series C Preferred, (y) Section 2.1 of this Agreement shall not be amended or waived without the written consent of the holders of a majority of the shares of Common Stock issued or issuable upon conversion of the Series D Preferred and (z) Section 1.2(a)(ii)(C) of this Agreement shall not be amended or waived without the written consent of the holders of a majority of the Common Holder Shares. Notwithstanding the foregoing, Sections 1.5, 1.7(b), clause (ii) of the last sentence of Section 1.8, Section 1.9, this sentence of this Section 3.5, the last paragraph of Section 3.7, the last paragraph of Section 3.15, the last sentence of Section 3.17 and Section 3.18, must not be amended, limited, discharged or terminated and the observance of any of them may not be waived without the written consent of the FF Investor and the FF Beneficial Investor. Any amendment, termination or waiver effected in accordance with this Section 3.5 shall be binding on all parties hereto, even if they do not execute such consent. For purposes of this Agreement, “Employee Holder” means any holder of Common Stock who is an employee, officer or consultant of the Company as of the Effective Date (or as of the date on which such holder of Common Stock becomes a party to this Agreement if such holder became a party to this Agreement after the Effective Date).
3.6    Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
3.7    Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators and other legal representatives.
Notwithstanding the foregoing, the FF Investor and the FF Beneficial Investor may transfer or assign any of their respective rights, remedies, obligations or liabilities under this Agreement to any FF Permitted Transferee; provided, however, that (a) such transfer or assignment is effected in accordance with this Agreement and applicable securities laws, (b) in respect of a transfer or assignment of the legal or beneficial interest in the common stock or other securities of the Company held by the FF Investor or the FF Beneficial Investor, the Company is given written notice of the transfer or assignment, stating the name and address of the transferee or assignee and identifying the common stock or other securities of the Company which are intended to be transferred or assigned (if any), and (c) the transferee or assignee assumes in writing the obligations of the FF Investor or the FF Beneficial Investor (as applicable) under this Agreement.
3.8    Additional Shares. In the event that subsequent to the date of this Agreement any shares or other securities are issued on, or in exchange for, any of the Common Holder Shares or Investor Shares by reason of any stock dividend, stock split, combination of shares, reclassification or the like, such shares or securities shall be deemed to be Common Holder Shares or Investor Shares, as the case may be, for purposes of this Agreement.
3.9    Additional Investors. Notwithstanding anything to the contrary contained herein, in the event that after the date of this Agreement, the Company enters into an agreement with any person (including any individual, corporation, partnership, trust, limited liability company, association or other entity) to issue shares of Common Stock, or securities convertible into Common Stock (other than Preferred Stock), to such person, following which such person shall hold shares constituting one percent (1%) or more of the Company’s then outstanding Common Stock (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised and/or converted or exchanged), then, as a condition to consummating such issuance the Company shall require that such person become a party to this Agreement by executing and delivering a counterpart signature page to this Agreement as a “Common Holder,” and such Person shall thereby be bound by, and subject to, all the terms and provisions of this Agreement applicable to a Common Holder, and thereafter shall be deemed a “Common Holder” for all purposes under this Agreement. No action or consent by the Common Holders shall be required for such joinder to this Agreement by such additional Common Holder.
3.10    Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one instrument.
3.11    Delivery by Facsimile or Electronic Transmission. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and subsequently delivered by means of a facsimile machine or other reasonable electronic transmission, shall be treated in all manner and respects and for all purposes as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise (a) the use of a facsimile machine or other reasonable electronic transmission to deliver a signature or (b) the fact that any signature or agreement or instrument was signed and subsequently transmitted or communicated through the use of a facsimile machine or other reasonable electronic transmission device as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
3.12    Waiver. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.
3.13    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. Any waiver, permit, consent or approval of any kind or character on any party’s behalf of any breach, default or noncompliance under this Agreement or any waiver on such party’s behalf of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement by law, or otherwise afforded to any party, shall be cumulative and not alternative.
3.14    Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including, without limitation, to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

3.15    Notices. All notices required in connection with this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written notification of receipt. All communications shall be sent to the holder appearing on the books of the Company or at such address as such party may designate by ten (10) days advance written notice to the other parties hereto.
Notwithstanding the foregoing, if notice is to be given, or information or documentation is to be delivered, furnished or otherwise made available, to the FF Investor or the FF Beneficial Investor under this Agreement, such notice, information or documentation shall be sent to each of the FF Investor and the FF Beneficial Investor and shall also be sent in accordance with the contact information in Exhibit B of the Future Fund Side Letter, or as otherwise notified by the FF Investor or the FF Beneficial Investor (as applicable) to the Company in accordance with this Section 3.15.
3.16    Amendment of Prior Agreement. The Prior Agreement is hereby amended and superseded in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by the Company and the parties required for an amendment pursuant to Section 3.5 of the Prior Agreement, namely (a) the Company, (b) the holders of at least sixty percent (60%) of the Preferred Stock, voting together as a single class on an as-converted basis, (c) the holders of a majority of the shares of Common Stock issued or issuable upon conversion of the Series C Preferred, voting as a separate class, and (d) the holders of a majority of the Common Holder Shares, voting as a separate class. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety by the provisions hereof and shall have no further force or effect.
3.17    Entire Agreement. This Agreement and the Exhibits hereto, along with the Purchase Agreement and the other documents delivered pursuant thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement. Notwithstanding any of the foregoing, the Company, the FF Investor and the FF Beneficial Investor agree that, as between them, in the event of any conflict or inconsistency between the terms of this Agreement and the Future Fund Side Letter, the terms of the Future Fund Side Letter will control and prevail to the extent of the conflict or inconsistency.
3.18    The Northern Trust Company Limitation of Liability. The FF Investor enters into and is liable under (a) this Agreement, (b) any other document or agreement which the FF Investor may be required to provide under this Agreement and (c) any document or agreement executed by the Company or any other person as agent or attorney of the FF Investor under this Agreement, only in its capacity as custodian for the FF Beneficial Investor, and to the extent that it is actually indemnified by the FF Beneficial Investor. To the extent that this Section 3.18 operates to reduce the amounts for which the FF Investor would otherwise be liable to any person, the FF Beneficial Investor will pay or procure the payment of such shortfall to such person.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this SIXTH AMENDED AND RESTATED VOTING AGREEMENT as of the date first above written.

COMPANY:

SPROUT SOCIAL, INC.

By:	/s/ Justyn Howard
Name:	Justyn Howard
Title:	President

[Signature Page to the Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this SIXTH AMENDED AND RESTATED VOTING AGREEMENT as of the date first above written.

INVESTORS:

BROAD STREET PRINCIPAL INVESTMENTS, L.L.C.

By:	/s/ Joseph P. DiSabato
Name:	Joseph P. DiSabato
Title:	Vice President

BRIDGE STREET 2016, L.P.

By:	/s/ Joseph P. DiSabato
Name:	Joseph P. DiSabato
Title:	Vice President

MBD 2016, L.P.

By:	/s/ Joseph P. DiSabato
Name:	Joseph P. DiSabato
Title:	Vice President

STONE STREET 2016, L.P.

By:	/s/ Joseph P. DiSabato
Name:	Joseph P. DiSabato
Title:	Vice President

2016 OFFSHORE AGGREGATOR, L.P.

By:	/s/ Joseph P. DiSabato
Name:	Joseph P. DiSabato
Title:	Vice President

[Signature Page to the Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this SIXTH AMENDED AND RESTATED VOTING AGREEMENT as of the date first above written.

INVESTORS:

INNOVATION GROUP INVESTORS, L.P.

By:	Innovation Group, LLC, its General Partner

By:	/s/ Mike Mauceri
Name:	Mike Mauceri
Title:	CFO / Secretary

[Signature Page to the Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this SIXTH AMENDED AND RESTATED VOTING AGREEMENT as of the date first above written.

INVESTORS:

NEW ENTERPRISE ASSOCIATES 13, LIMITED PARTNERSHIP

By: NEA Partners 13, Limited Partnership, its general partner

By: NEA 13 GP, LTD, its general partner

By:	/s/ Louis S. Citron
Name: Louis S. Citron
Title: Chief Legal Officer

NEA VENTURES 2011, LIMITED PARTNERSHIP

By:	/s/ Louis S. Citron
Name:	Louis S. Citron
Title:	Vice President

[Signature Page to the Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this SIXTH AMENDED AND RESTATED VOTING AGREEMENT as of the date first above written.

INVESTORS:

TWITTER, INC.

By:	/s/ Ned Segal
Name:	Ned Segal
Title:	Chief Financial Officer

[Signature Page to the Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this SIXTH AMENDED AND RESTATED VOTING AGREEMENT as of the date first above written.
FF INVESTOR:

EXECUTED on behalf of THE NORTHERN TRUST COMPANY (ABN 62 126 279 918), a company incorporated in the State of Illinois in the United States of America, in its capacity as custodian for the Future Fund Investment Company No.4 Pty Ltd (ACN 134 338 908), by
DAMIAN TYLER
being a person who, in accordance with the laws of that territory, is acting under the authority of the company in the presence of:
) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )

/s/ Natasha Hammond-Marks

Signature of witness

NATASHA HAMMOND-MARKS

Name of witness (block letters)		/s/ Damian Tyler

Level 42, 120 Collins St Melbourne VIC 3000		By executing this agreement the signatory warrants that the signatory is duly authorized to execute this agreement on behalf of THE NORTHERN TRUST COMPANY

Address of witness

Date: 11 December 2018

[Signature Page to the Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this SIXTH AMENDED AND RESTATED VOTING AGREEMENT as of the date first above written.

FF BENEFICIAL INVESTOR:

Executed by Future Fund Investment Company No.4 Pty Ltd (ACN 134 338 908) in accordance with section 127(1) of the Corporations Act 2001 (Cth) by:

/s/ Paul Mann	/s/ Kylie Yong

Signature of Director	Signature of Director / Company Secretary

Paul Mann	Kylie Yong

Name of Director	Name of Director / Company Secretary

11 December 2018	11 December 2018

Date	Date

[Signature Page to the Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this SIXTH AMENDED AND RESTATED VOTING AGREEMENT as of the date first above written.

COMMON HOLDERS:

BRJ INVESTMENTS, LLC

By:	/s/ Bryan R. Johnson
Name:	Bryan R. Johnson
Title:	President

/s/ Justyn Howard

Justyn Howard

/s/ Gilbert Lara

Gilbert Lara

AARON RANKIN 2014-1 GRAT DATED JUNE 16, 2014

/s/ Aaron Rankin

By: Aaron Rankin, Trustee

AARON RANKIN 2015-1 GRAT DATED AUGUST 17, 2015

/s/ Aaron Rankin

By: Aaron Rankin, Trustee

RANKIN FAMILY 2013 TRUST DATED FEBRUARY 12, 2013

/s/ Aaron Rankin

By: Aaron Rankin, Trustee

/s/ Peter Soung

Peter Soung

[Signature Page to the Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this SIXTH AMENDED AND RESTATED VOTING AGREEMENT as of the date first above written.

COMMON HOLDERS:

LIGHTBANK INVESTMENTS 2, LLC

By:	/s/ Mike Mauceri
Name:	Mike Mauceri
Title:	CFO / Secretary

[Signature Page to the Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this SIXTH AMENDED AND RESTATED VOTING AGREEMENT as of the date first above written.

INVESTORS AND COMMON HOLDERS

LIGHTBANK INVESTMENTS 1A, LLC

By:	/s/ Mike Mauceri
Name:	Mike Mauceri
Title:	CFO / Secretary

[Signature Page to the Voting Agreement]

EXHIBIT A
LIST OF COMMON HOLDERS
BRJ INVESTMENTS, LLC
[Address]
JUSTYN HOWARD
[Address]
GILBERT LARA
[Address]
LIGHTBANK INVESTMENTS 1A, LLC
LIGHTBANK INVESTMENTS 2, LLC
[Address]
AARON RANKIN 2014-1 GRAT DATED JUNE 16, 2014
AARON RANKIN 2015-1 GRAT DATED AUGUST 17, 2015
RANKIN FAMILY 2013 TRUST DATED FEBRUARY 12, 2013
[Address]
PETER SOUNG
[Address]

EXHIBIT A
TO
VOTING AGREEMENT

EXHIBIT B
LIST OF INVESTORS
BROAD STREET PRINCIPAL INVESTMENTS, L.L.C.
MBD 2016, L.P.
BRIDGE STREET 2016, L.P.
STONE STREET 2016, L.P.
2016 OFFSHORE AGGREGATOR, L.P.
c/o The Goldman Sachs Group, Inc.
[Address]
INNOVATION GROUP INVESTORS, L.P.
LIGHTBANK INVESTMENTS 1A, LLC
[Address]
NEW ENTERPRISE ASSOCIATES 13, LIMITED PARTNERSHIP
NEA VENTURES 2011, LIMITED PARTNERSHIP
[Address]
THE NORTHERN TRUST COMPANY (ABN 62 126 279 918),
IN ITS CAPACITY AS CUSTODIAN FOR
FUTURE FUND INVESTMENT COMPANY NO.4 PTY LTD (ACN 134 338 908)
[Address]
TWITTER, INC.
[Address]

EXHIBIT B
TO
VOTING AGREEMENT